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                                                                       EXHIBIT 1



                                                                  EXECUTION COPY




                           DORAL FINANCIAL CORPORATION




            4 3/4% Perpetual Cumulative Convertible Preferred Stock



                               PURCHASE AGREEMENT



September 23, 2003



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Wachovia Capital Markets, LLC
Acting on behalf of itself and as representative of
   the several Initial Purchasers
One Wachovia Center
301 South College Street
Charlotte, NC 28288-0610

Ladies and Gentlemen:

         Doral Financial Corporation, a Puerto Rico corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") 1,200,000 shares (the "FIRM SECURITIES") of its
4 3/4% Perpetual Cumulative Convertible Preferred Stock par value $1.00 per share which shall have the rights, powers and preferences set forth in the Certificate of Designation (the "CERTIFICATE OF DESIGNATION") of 4 3/4% Perpetual Cumulative Convertible Perpetual Preferred Stock, a form of which is attached hereto as Exhibit A (the "CONVERTIBLE PREFERRED STOCK") and up to an aggregate of 1,380,000 shares of Convertible Preferred Stock (the "OPTION SECURITIES," and together with the Firm Securities, the "SECURITIES") that the Initial Purchasers may elect to purchase pursuant to Section 2 hereof, each having a liquidation preference of $250 per Security, for the aggregate purchase price listed in Schedule I hereto. The Convertible Preferred Stock is convertible into common stock ("COMMON STOCK") of the Company.

         The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or qualification under state securities or blue sky laws, to qualified institutional buyers in compliance with the exemption from Securities Act registration provided by Rule 144A under the Securities Act.

         The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the Closing Date (as defined below) among the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").


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                  1. Representations and Warranties. (A) The Company represents and warrants to, and agrees with, each of you that as of the date hereof, as of the Closing Date and as of each Date of Delivery (if any) referred to in Section 4 hereof:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales on the Closing Date, or any Date of Delivery (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects or business affairs of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT"). The Company is registered with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE") as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") and its election to be treated as a financial holding company under the BHCA is and will remain in full force and effect.

                  (c) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power and authority, as the case may be, to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.



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                  (d) This Agreement has been duly authorized, executed and
         delivered by the Company.

                  (e) The Company has full right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement (collectively, the "TRANSACTION DOCUMENTS") to which it is a party and perform its obligations thereunder, to issue, sell and deliver the Securities and, upon conversion thereof, to issue and deliver the Common Stock, issuable upon conversion of the Securities ("CONVERSION SHARES"); and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby and the authorization, issuance and delivery of the Securities and, upon conversion of the Securities, the issuance and delivery of the Conversion Shares have been duly and validly taken.

                  (f) The Securities, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Common Stock originally issuable upon conversion of the Securities has been duly and validly reserved for issuance, and upon issuance in accordance with the certificate of incorporation of the Company, shall be duly and validly issued, fully paid and non-assessable. Neither the issuance, sale or delivery of the Securities nor, upon the conversion thereof, the issuance or delivery of the Conversion Shares is subject to any preemptive or similar rights of stockholders of the Company arising under law or certificate of incorporation or by-laws of the Company, to any contractual right of first refusal or other right in favor of any person.

                  (g) The Certificate of Designation has been duly authorized and executed by the Company and filed with the Secretary of State of the Commonwealth of Puerto Rico. Upon issuance and delivery of the Securities in accordance with this Agreement, the Securities will be convertible at the option of the holder thereof into the Common Stock in accordance with the terms of the Certificate of Designation. The Securities and the Certificate of Designation conform in all material respects to the description thereof contained in each Memorandum under the heading "Description of the Preferred Stock."

                  (h) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents, the issuance, sale and delivery of the Securities and, upon conversion thereof, the issuance and delivery of the Conversion Shares, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company and its subsidiaries or any agreement or



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         other instrument binding upon the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company and its subsidiaries, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of their obligations under the Transaction Documents, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities and by federal and state securities and blue sky laws with respect to the Company's obligations under the Registration Rights Agreement.

                  (j) PricewaterhouseCoopers LLP are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in each Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly, in all material respects, the financial condition of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby; and the financial information contained in each Memorandum under the headings "Summary of Historical Consolidated Financial and Other Operating Data," "Selected Financial Data," and "Capitalization," and in the Company's Form 10-K for the year ended December 31, 2002 under the caption "Selected Financial Data" is derived from the accounting records of the Company and its subsidiaries and fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included in each Memorandum are, in all material respects, fairly presented.

                  (k) Except as otherwise disclosed in the Memorandum, subsequent to the respective dates as of which information is given in the Memorandum and prior to the Closing Date and, if later, the Date of Delivery, (i) there has not been, and will not have been, any material adverse change in the business, properties, financial condition, net worth or results of operations of the Company and its subsidiaries considered as one enterprise, (ii) neither the Company nor any of its subsidiaries has entered into, or will have entered into any material transactions other than pursuant to this Agreement, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's Common Stock and the payment and declaration of monthly dividends on the Company's outstanding preferred stock in the ordinary course of its business.

                  (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries, or any directors or officers of the Company or any of its subsidiaries is a party, or to which any



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         of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Final Memorandum.

                  (m) There are no contracts, documents, pending legal or governmental actions, suits or proceedings of a character that would be required to be described in each Memorandum, if it were a prospectus filed as part of a registration statement under the Securities Act, that are not set forth or incorporated by reference in each Memorandum. All descriptions in each Memorandum of such contracts or documents are accurate in all material respects.

                  (n) To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Memorandum or the Final Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

                  (o) The Company is not in violation of its charter or by-laws and none of the Company or its subsidiaries is (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (ii) in violation in any material respect of any law, ordinance, governmental rule, regulation, order or court decree to which it or its property or assets may be subject, or (iii) is required under any such order or decree to take any action in order to avoid any such violation or default except, in the case of clause (i) and (ii), for any default or violation that could not be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (p) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations, consents and permits issued by, and have made all declarations and filings with, the appropriate federal, state, Commonwealth of Puerto Rico or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as



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         described in each Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal could not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (q) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

                  (r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except as described in each Memorandum or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, to the extent necessary.

                  (t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, security interests, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and



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         proposed to be made of such property by the Company and its subsidiaries and could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (u) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

                  (v) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (w) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (x) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.



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                  (y) Except as contemplated hereby, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company, any of its subsidiaries, or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (z) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (aa) None of the Company or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or
         (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (bb) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

                  (cc) Assuming that your representations and warranties herein are true and compliance by you with your covenants set forth herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities or the Conversion Shares under the Securities Act.

                  (dd) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (ee) The Company and its officers and directors are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT") that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (ff) The deposit accounts of Doral Bank, a subsidiary of the Company ("DORAL BANK") and Doral Bank, F.S.B., a subsidiary of the Company ("DORAL FSB") are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance



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         Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. Doral Bank and Doral FSB are members of the Federal Home Loan Bank of New York.

                  (gg) None of the Company, Doral Bank, Doral FSB and their affiliates, or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus.

                  (hh) The Company has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1972 in accordance with the applicable sourcing rules under the Internal Revenue Code of 1986, as amended.

                  (ii) The Company has reasonably determined that it has not been a passive foreign investment company ("PFIC") within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended, for any of its prior taxable years and currently expects to conduct its affairs in such a manner that it will not meet the existing criteria to be considered a PFIC for the foreseeable future.

                  2. Agreements to Sell and Purchase. The Company, subject to the conditions hereinafter stated, hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of $244.0625 per share of the Convertible Preferred Stock (the "PURCHASE PRICE"). In the event and to the extent that the Initial Purchasers shall exercise the election to purchase Option Securities as provided below, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in the first sentence of this Section 2, that portion of the number of Option Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Securities by a fraction, the numerator of which is the maximum number of Option Securities which such Initial Purchaser is entitled to purchase as set forth opposite the name of such Initial Purchaser in Schedule I hereto and the denominator of which is the maximum number of Option Securities that all of the Initial Purchasers are entitled to purchase hereunder.

                  The Company hereby grants to the Initial Purchasers the right to purchase at their election up to 180,000 Option Securities in aggregate, at the purchase price per share set forth in the paragraph above. Any such election to purchase Option Securities may be exercised only by written notice from you to the Company, given within a period of thirty calendar days after the date of this Agreement, setting forth the aggregate number of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the Closing Date (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.



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         The Company shall not and shall cause its directors, executive officers and certain other stockholders of the Company as listed in Schedule II hereto to not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities or any securities convertible into or exercisable or exchangeable for equity securities or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities or such other securities, in cash or otherwise, for a 90-day period after the date of the Final Memorandum, without the prior written consent of Wachovia Capital Markets, LLC, other than (i) the Securities offered hereby, (ii) the shares of Common Stock issuable upon conversion of the Securities, (iii) pursuant to the requirements of ordinary margin lending by such person or (iv) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Final Memorandum of which the Initial Purchasers have been advised in writing.

                  3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder in accordance with Section 7 hereof on the terms to be described in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on September 29, 2003, or at such other time on the same or such other date as agreed by Wachovia Capital Markets, LLC and the Company, as shall be designated in writing by Wachovia Capital Markets, LLC. The time and date of such payment are hereinafter referred to as the "CLOSING DATE." In addition, in the event that the Initial Purchasers have exercised their option to purchase any or all of the Option Securities, payment of the purchase price for, and delivery of such Option Securities, shall be made at the above mentioned offices of Shearman & Sterling LLP or at such other place as shall be agreed upon by Wachovia Capital Markets, LLC and the Company on the relevant date of delivery ("DATE OF DELIVERY") as specified in the notice from Wachovia Capital Markets, LLC to the Company.

                  The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Date of Delivery. The Securities shall be delivered to you on the Closing Date or the Date of Delivery for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefore plus accrued interest, if any, to the date of payment and delivery.

                  5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum (including, if applicable, any amendment or supplement thereto) provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum; and

                           (ii) the Company shall not have sustained any
                  material loss or interference with its business, assets or properties from fire, explosion, flood or other casualty, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchasers shall have received on the Closing Date the opinions of Pietrantoni Mendez & Alvarez LLP, outside counsel for the Company, and Fernando Rivera Munich, general counsel for the Company, each dated the Closing Date, to the effect set forth in Exhibits B and C, respectively. Such opinions shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, New York counsel for the Initial Purchasers, dated the Closing Date in form and substance satisfactory to the Initial Purchasers.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion of O'Neill & Borges, special Puerto Rico counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit D.

                  (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants, with respect to the Company and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum;

         provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than two business days prior to the Closing Date.

                  (g) Prior to the Closing Date, the Certificate of Designation will be duly executed by the Company and filed with the Secretary of State of the Commonwealth of Puerto Rico and will become effective in accordance with the provisions of the General Corporate Law of the Commonwealth of Puerto Rico.

                  (h) The "lockup" agreements, each substantially in the form of Exhibit E hereto, between the initial purchasers and certain stockholders, executive officers and directors of the Company as listed in Schedule II hereto relating to sales and certain other dispositions of shares of the equity securities or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (i) In the event that the Initial Purchasers exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and, the several obligations of the Initial Purchasers to purchase the Option Securities hereunder are subject to the conditions set forth in this Section 5, except that the opinions, certificates and letters required by Sections 5(a)-5(f) shall be dated the relevant Date of Delivery.

                  6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request; provided that the Company and its subsidiaries shall not be obligated to qualify as a Foreign corporation in any jurisdiction in which they have not so qualified or to file a general consent to service of process in any jurisdiction.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, but not limited to: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                  (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) During the period of two years after the Closing Date and the Date of Delivery (if any), the Company will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (k) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

                  (l) The Securities (and all securities issued in exchange therefore or in substitution thereof) shall bear the following legend until, in our judgment, such legend shall no longer be necessary or advisable because such Securities are no longer subject to the restrictions on transfer described therein:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF DORAL FINANCIAL CORPORATION THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE l44A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (2) OR

         (4), TO THE RECEIPT BY DORAL FINANCIAL CORPORATION OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO DORAL FINANCIAL CORPORATION THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM US).

         THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE CERTIFICATE OF DESIGNATION REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                  (m) Prior to the Closing Date, the Certificate of Designation will be duly executed by the Company and filed with the Secretary of State of the Commonwealth of Puerto Rico and will become effective in accordance with the provisions of the General Corporation Law of the Commonwealth of Puerto Rico.

                  7. Offering of Securities; Restrictions on Transfer. (fff) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors".

                  8. Indemnity and Contribution. (ggg) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through any of you expressly for use therein and (ii) insofar as the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale by such Initial Purchaser and any such losses, claims, damages or liabilities of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, the Company has sustained the burden of proving that a copy of the Final Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and
(B) the untrue statement in or omission from the Preliminary Memorandum was corrected in the Final Memorandum unless, in either case, such failure to deliver the Final Memorandum was a result of the Company's failure to provide copies of the corrected Final Memorandum to such Initial Purchaser prior to the written confirmation of the sale of such Securities.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, their directors, their officers and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through any of you expressly for use in either Memorandum or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Wachovia Capital Markets, LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

                  (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and of the Initial Purchasers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date or the Date of Delivery
(i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal, New York State or Commonwealth of Puerto Rico authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  10. Effectiveness. Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, or any Date of Delivery, any one or more Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of 10% of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, or any Date of Delivery, any Initial Purchaser or

Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated by reason of the default of one or more of the Initial Purchasers, the Company shall not be obligated to reimburse each such defaulting Initial Purchaser on account of such expenses.

                  11. Notices, etc. All statements requests, notices and agreements hereunder shall be in writing, and:

                  (A) If to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Wachovia Capital Markets, LLC, 53 Forest Avenue, Old Greenwich, CT, 06870, Attention: Syndicate Group, (Fax:
203-637-4642), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Joel S. Klaperman, Esq. (Fax: 646-848-8021); and

                  (B) If to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Doral Financial Corporation, 1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico, 00920-2717, Attention: Senior Executive Vice President and Treasurer (Fax: 787-474-6824), with a copy to Pietrantoni Mendez & Alvarez LLP, Popular Center Building, 19th Floor, 209 Munoz Rivera, Hato Rey, Puerto Rico, 00918, Attention: Ignacio Alvarez, Esq. (Fax:
787-274-1470).

                  12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers and their respective successors and assigns. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of

Rule 405 under the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall also be deemed to be for the benefit of officers and directors of the Company and any person who controls the Company within the meaning of either
Section 15 of the Securities Act and Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  13. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same is in writing and signed by the partied hereto.

                  14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                             Very truly yours,

                                             DORAL FINANCIAL CORPORATION



                                             By: /s/ Mario S. Levis
                                                --------------------------------
                                                Name: Mario S. Levis
                                                Title: Senior Executive Vice
                                                       President and Treasurer




                       [Purchase Agreement Signature Page]

Accepted as of the date hereof


WACHOVIA CAPITAL MARKETS, LLC
Acting on behalf of itself and as a representative of the several Initial Purchasers



By:  /s/ Mary Louise Guttman
    ------------------------------
    Name:  Mary Louise Guttman
    Title: Senior Vice President




                       [Purchase Agreement Signature Page]

                                   SCHEDULE I


                                                       AGGREGATE AMOUNT OF
                   INITIAL PURCHASER                SECURITIES TO BE PURCHASED
                   -----------------                --------------------------
Wachovia Capital Markets, LLC                             $180,000,000
Brean Murray & Co., Inc.                                  $ 45,000,000
UBS Investment Bank                                       $ 45,000,000
Deutsche Bank Securities Inc.                             $ 30,000,000
                                                          ------------
         Total                                            $300,000,000
                                                          ============

                                   SCHEDULE II



Salomon Levis
Richard F. Bonini
Edgar M. Cullman, Jr.
John L. Ernst
John B. Hughes
Efraim Kier
Zoila Levis
Harold D. Vicente
Luis Aponte
Israel Bravo
Mario S. Levis
David R. Levis
Ricardo Melendez
Fernando Rivera Munich
Frederick C. Teed
Edison Velez
David Levis, Sr.

                                                                       EXHIBIT A


             FORM OF CERTIFICATE OF DESIGNATION OF 4 3/4% PERPETUAL

                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                                                       EXHIBIT B


                   OPINION OF OUTSIDE COUNSEL FOR THE COMPANY

                  The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum. Each of Doral Mortgage Corporation, Doral Securities, Inc, Doral FSB, Doral Insurance Agency, Inc. and Doral Bank, is a corporation duly organized, validly existing and in good standing under the laws its respective jurisdiction of incorporation. Each of the Company and Doral Mortgage Corporation, Doral Securities, Inc., Doral FSB, Doral Insurance Agency, Inc. and Doral Bank are duly qualified as a foreign corporation to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

                  (ii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (iii) The statements in the Final Memorandum under the caption "Certain Tax Considerations," insofar as such statements constitute a summary of the United States federal and Puerto Rican income tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal and Puerto Rican income tax laws referred to therein.

                  (iv) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the column entitled "Actual" under the caption "Capitalization."

                  (v) The statements in the Final Memorandum under the headings "Description of the Preferred Stock," "Description of Capital Stock," "Transfer Restrictions", "Risk Factors - We could be prevented from paying dividends on shares of the preferred stock," and "Risk Factors - Banking regulations may also restrict our ability to pay dividends," and the statements under the headings "Business - Regulation - Mortgage Banking Business," "- Regulation - Banking Operations," "- Puerto
         Rico Regulation," "- Savings Bank Regulation," "- Certain Regulatory Restrictions on Investments in Company Common Stock," "- Regulation - Broker-Dealer Operations," and "- Regulation - Insurance Operations" of the Company's most recent annual report on Form 10-K, to the extent that they constitute summaries of matters of law or regulation or legal conclusions or of the Company's Certificate of Designation, certificate of incorporation and by-laws, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects; all descriptions in the Final Memorandum of statutes and material contracts and other documents are accurate in all material respects and such counsel does not have actual knowledge of any contracts, documents, current or pending legal or governmental actions, suits or proceedings which would be required to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 which are not described as so required.

                  (vi) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company. No holder of the Securities is or will be subject to personal liability under the certificate of incorporation or by-laws or Certificate of Designation by reason of being such a holder. The form of certificate used to evidence the Securities is in due and proper form and complies with the applicable statutory requirements and with any applicable requirements of the certificate of incorporation or by-laws of the Company or the Certificate of Designation.

                  (vii) The Certificate of Designation has been duly authorized and executed by the Company and filed with the Secretary of State of the Commonwealth of Puerto Rico and has become effective in accordance with the provisions of the General Corporation Law of the Commonwealth of Puerto Rico. Upon issuance and delivery of the Securities in accordance with this Agreement, the Securities will be convertible at the option of the holder thereof into the Conversion Shares in accordance with the terms of the Certificate of Designation.

                  (viii) The Securities and the Conversion Shares being sold pursuant to this Agreement conform in all material respects to the statements relating thereto contained in the Final Memorandum, and such descriptions conform to the rights set forth in the instruments defining the Securities and the Conversion Shares.

                  (ix) The Conversion Shares have been duly authorized and reserved for issuance by the Company upon conversion of the Securities. The Conversion Shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Conversion Shares is or will be subject to personal liability under the certificate of incorporation or by-laws or Certificate of Designation by reason of being such a holder.

                  (x) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and the Certificate of Designation and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the Certificate of Designation and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (xi) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws relating to or affecting creditors' rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                  (xii) The execution, delivery and performance by the Company of each of the Transaction Documents or execution and filing of the Certificate of Designation and the consummation of the transactions contemplated by the Transaction Documents and compliance by the Company with its obligations thereunder will not (a) result in any violation of the provisions of the charter or by-laws of the Company, (b) violate any statute, rule or regulation of the United States, the Commonwealth of Puerto Rico or the State of Delaware, (c) to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, except for breaches, violations, defaults, liens, charges or encumbrances which are not material to the Company and its subsidiaries taken as a whole, or (d) to the knowledge of such counsel, violate any judgment, order, or decree of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, or execution and filing of the Certificate of Designation and the consummation of the transactions contemplated by the Transaction Documents and compliance by the Company with its obligations thereunder, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Securities Act and applicable state or Commonwealth of Puerto Rico securities laws as provided in the Registration Rights Agreement.

                  (xiii) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum and proceedings which would not be required to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act.

                  (xiv) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xv) Based upon the representations, warranties and agreements of the Company in Sections 1 and 6 of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities or the Conversion Shares under the Securities Act of 1933.

                  (xvi) To the knowledge of such counsel, none of the Company or any of its subsidiaries, or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to the business or operations of the Company or any of its subsidiaries, except as disclosed in the Memorandum or in the materials incorporated by reference therein and except for that certain Memorandum of Understanding dated June 10, 2001 between Doral Securities, Inc. and the Office of the Commissioner of Financial Institutions of Puerto Rico.

                  (xvii) The deposit accounts of Doral Bank and Doral Bank, FSB are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and to such counsel's knowledge no proceeding for the termination or revocation of such insurance is pending or threatened. Doral Bank and Doral Bank, FSB are members of the Federal Home Loan Bank of New York.

                  (xviii) In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and its subsidiaries and with the independent public accountants for the Company and its subsidiaries concerning the preparation of each Memorandum and, although such counsel has made certain inquiries and investigations in connection with the preparation of each Memorandum, it is not passing upon and, except as expressly set forth in paragraphs
         (iv) and (vi) above, does not assume any responsibility for the accuracy or completeness of the statements contained in or incorporated by reference in each Memorandum and has not independently checked or verified the factual statements contained or incorporated by reference therein, and nothing has come to the attention of such counsel that causes such counsel to believe that (i) each document incorporated by reference in the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief), did not comply as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinion of such counsel may be limited to the law of the Commonwealth of Puerto Rico and the federal laws of the United States and may have customary assumptions and qualifications. In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT C


                   OPINION OF GENERAL COUNSEL FOR THE COMPANY

                  The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement, shall be to the effect that: such counsel has participated in conferences with officers of the Company and its subsidiaries and with the independent public accountants for the Company and its subsidiaries concerning the preparation of each Memorandum and, although such counsel has made certain inquiries and investigations in connection with the preparation of each Memorandum, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in or incorporated by reference in each Memorandum and has not independently checked or verified the factual statements contained or incorporated by reference therein, and nothing has come to the attention of such counsel that causes such counsel to believe that (i) each document incorporated by reference in the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief), did not comply as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D


        OPINION OF SPECIAL PUERTO RICO COUNSEL FOR THE INITIAL PURCHASERS

                  The opinion of special Puerto Rico counsel for the Initial Purchasers, to be delivered pursuant to Section 5(e) of the Purchase Agreement, shall be to the effect that:

                  (i) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                  (ii) The statements in the Final Memorandum under the headings "Description of the Preferred Stock," "Description of the Capital Stock," and "Certain Tax Considerations - Puerto Rico Taxation," to the extent that they constitute summaries of matters of Puerto Rico law or regulation or legal conclusions on Puerto Rico legal matters, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

                  (iii) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under Puerto Rico law or under the certificate of incorporation or by-laws of the Company of any security holder of the Company. No holder of the Securities is or will be subject to personal liability under the certificate of incorporation or by-laws of the Company or under the Certificate of Designation solely by reason of being such a holder. The form of certificate used to evidence the Securities is in due and proper form and complies with applicable Puerto Rico statutory requirements and with any applicable requirements of the certificate of incorporation or by-laws of the Company or of the Certificate of Designation.

                  (iv) The Certificate of Designation has been duly authorized and executed by the Company and filed with the Secretary of State of the Commonwealth of Puerto Rico and has become effective in accordance with the provisions of the General Corporate Law of the Commonwealth of Puerto Rico. Upon issuance and delivery of the Securities in accordance with this Purchase Agreement, the Securities will be convertible at the option of the holder thereof into the Conversion Shares in accordance with the terms of the Certificate of Designation.

                  (v) The Securities and the Conversion Shares being sold pursuant to this Agreement conform in all material respects to the statements relating thereto contained in the Final Memorandum, and such descriptions conform in all material respects to the rights set forth in the instruments defining the Securities and the Conversion Shares.

                  (vi) The Conversion Shares have been duly authorized and reserved for issuance by the Company upon conversion of the Securities. The Conversion Shares, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising under Puerto Rico law or under the certificate of incorporation or by-laws of the Company of any securityholder of the Company. No holder of the Conversion Shares is or will be subject to personal liability under the certificate of incorporation or by-laws of the Company or under the Certificate of Designation solely by reason of being such a holder.

                  (vii) The Company has full right, power and authority under Puerto Rico law and under its certificate of incorporation and by-laws to execute and deliver each of the Transaction Documents and the Certificate of Designation and to perform its obligations thereunder; and all corporate action required to be taken under Puerto Rico law and under its certificate of incorporation and by-laws for the due and proper authorization, execution and delivery of each of the Transaction Documents and the Certificate of Designation and the consummation of the transactions contemplated thereby have been duly and validly taken.

                  (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) The execution, delivery and performance by the Company of each of the Transaction Documents, the execution and filing of the Certificate of Designation, the consummation of the transactions contemplated by the Transaction Documents, and compliance by the Company with its obligations thereunder will not (a) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (b) violate any statute, rule or regulation of the Commonwealth of Puerto Rico; and no consent, approval, authorization or order of, or filing or registration with, any court or arbitrator or governmental agency or body under any such statute, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the execution and filing of the Certificate of Designation, the consummation of the transactions contemplated by the Transaction Documents, and compliance by the Company with its obligations thereunder, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date and (ii) as may be required to be obtained or made under the Commonwealth of Puerto Rico securities laws.

                  The opinion of such counsel may be limited to the laws of the Commonwealth of Puerto Rico and may have customary assumptions and qualifications. In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT E


                             FORM OF LOCK-UP LETTER

                                                              September 23, 2003

Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, NC 28288-0610

Ladies and Gentlemen:

         The undersigned understands that Wachovia Capital Markets, LLC ("WACHOVIA") proposes to enter into a Purchase Agreement (the "PURCHASE AGREEMENT") with Doral Financial Corporation, a Puerto Rico corporation (the "COMPANY") providing for the private offering pursuant to Rule 144A (the "OFFERING") by the Initial Purchasers (the "INITIAL PURCHASERS"), of up to 1,380,000 shares (the "SHARES") of the 43/4% Perpetual Cumulative Convertible Perpetual Preferred Stock par value $1.00 per share of the Company (the "PREFERRED STOCK"), each having a liquidation preference of $250 per Share.

         To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Wachovia on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum relating to the Offering (the "OFFERING MEMORANDUM"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities or any securities convertible into or exercisable or exchangeable for equity securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of equity securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of equity securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Initial Purchasers pursuant to the Purchase Agreement, (b) transactions relating to shares of Preferred Stock or other securities acquired in open market transactions after the completion of the Offering or (c) the requirements of ordinary margin lending by the undersigned. In addition, the undersigned agrees that, without the prior written consent of Wachovia on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of equity securities or any security convertible into or exercisable or exchangeable for equity securities.

         The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.


                                                  Very truly yours,


                                                  ------------------------------
                                                  Name:


                                                  ------------------------------
                                                  Address:



                                      E-2